UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2023

SUPER MICRO COMPUTER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Departure of Directors or Certain Officers; Election of Directors; Appointment Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Wally Liaw to the Board of Directors

On December 6, 2023, the Board of Directors (the “Board”) of Super Micro Computer, Inc. (the “Company”) fixed the number of directors at nine (9) pursuant to provisions in the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company.

On the same date, Mr. Yih-Shyan (Wally) Liaw was appointed as a Class II director by the Board to fill the vacancy on the Board resulting from the increase in the authorized number of directors to nine (9), with his term expiring at the Company’s next upcoming annual meeting of stockholders which has been set for January 22, 2024. Mr. Liaw will be one of the nominees to stand for re-election at such annual meeting as a Class II director to hold office until the annual meeting of stockholders following fiscal year 2026 or until his successor is duly elected and qualified.

Mr. Liaw co-founded the Company in 1993. From the Company’s founding until January 2018, Mr. Liaw was an employee and held various executive positions in the Company, including Senior Vice President of Worldwide Sales and Corporate Secretary. He was also a member of the Board of Directors from 1993 until January 2018. In January 2018, Mr. Liaw resigned from all his positions with the Company, including from the Board of Directors, during a period when the Company was not current in its filings with the Securities and Exchange Commission, and, following completion of an Audit Committee investigation, in connection with a restructuring of the Company’s sales organization as part of the Company’s remediation of material weaknesses in its internal control over financial reporting. From February 2018 until June 2020, Mr. Liaw was retired. From June 2020 until April 2021, Mr. Liaw was the president of 2CRSi Corporation, a company headquartered in Strasbourg, France that develops, produces and sells high-performance customized, environmentally-friendly servers. Mr. Liaw returned to the Company as a consultant in May 2021, advising the Company with respect to business development matters. In August 2022, Mr. Liaw returned to full-time employment with the Company as Senior Vice President, Business Development. Mr. Liaw holds an M.S. in Computer Engineering from University of Arizona, an M.S. in Electrical Engineering from Tatung Institute of Technology in Taiwan, and a B.S. degree from Taiwan Provincial College of Marine and Oceanic Technology.

Mr. Liaw is entitled to receive the Company’s standard indemnity agreement. Mr. Liaw is an employee, and will not receive any additional compensation from the Company specifically for his service as a director.

Item 7.01.	Regulation FD Disclosure

On December 8, 2023, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated December 8, 2023

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: December 8, 2023	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board